AMENDMENT NO. 1 TO
iSPECIMEN INC.
AMENDED AND RESTATED
2021 STOCK INCENTIVE PLAN

WHEREAS, iSpecimen Inc. (the “Company”) has adopted the 2021 Stock Incentive Plan, effective June 16, 2021, which was amended and restated twice since adoption and the Second Amended and Restated 2021 Stock Incentive Plan was approved by the of holders of the Company’s common stock (“Common Stock”), $0.0001 par value per share (the “Stockholders”) on May 25, 2022 (the “2021 Plan”);

WHEREAS, the Company’s Board of Directors (the “Board”) has the authority pursuant to Section 14(a) of the 2021 Plan to amend the 2021 Plan, subject to the approval of the Stockholders entitled to vote in accordance with applicable law;

WHEREAS, the Board desires to amend the 2021 Plan to (i) amend Section 5(b) of the 2021 Plan to (x) remove the automatic annual increase in the number of shares of Common Stock reserved for issuance under the 2021 Plan on each anniversary date of the 2021 Plan, in the event that 5% of the number of shares of Common Stock issued and outstanding on that date is more than the number of shares of Common Stock then currently reserved for issuance under the 2021 Plan and (y) increase the number of shares of Common Stock reserved for issuance with respect to awards granted under the 2021 Plan from 608,000 shares of Common Stock to 1,869,500 shares of Common Stock and (ii) amend Section 15 of the 2021 Plan by adding a new paragraph (d) to provide for the recoupment or clawback of awards granted under the 2021 Plan; and

WHEREAS, on March 24, 2023, the Board approved this Amendment No. 1 to the 2021 Plan and recommended its approval to the Stockholders;

NOW, THEREFORE, pursuant to the power of amendment set forth in the 2021 Plan and subject to the approval of the Stockholders, the 2021 Plan is hereby amended as follows effective upon the approval by the Stockholders:

1. Section 5(b) of the 2021 is amended by deleting it in its entirety and replacing with the following:

“(b) Subject to Section 12 of this Plan, the Committee is authorized to grant Awards under this Plan for an aggregate of 1,869,500 shares of Common Stock.”

2. Section 15 of the 2021 Plan is amended by adding a new paragraph (d) which reads as follows:

“(d) Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Shares issued under the Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with Applicable Laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Laws, as well as any implementing regulations and/or listing standards. For purposes hereof, “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.”

3.Except as hereinabove amended and modified, the 2021 Plan shall remain in full force and effect.

4. A majority in voting interest of the Stockholders present in person or by proxy and entitled to vote at the meeting of Stockholders at which this Amendment No. 1 to the Second Amended and Restated 2021 Stock Incentive Plan was considered, has duly approved this Amendment No. 1 to the Second Amended and Restated 2021 Stock Incentive Plan.

IN WITNESS WHEREOF, this Amendment No. 1 to the Second Amended and Restated 2021 Stock Incentive Plan is made effective this 24th day of May, 2023.

iSPECIMEN INC.

By:	/s/ Tracy Curley
Name:	Tracy Curley
Title:	Chief Executive Officer